UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

Rich Uncles Real Estate Investment Trust I

(Exact name of registrant as specified in its charter)

California	000-55623	37-6511147
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Quarterly Distributions Declared and Dividend Reinvestment Plan Suspended

On April 23, 2019, the board of trust managers (the “ Board”) of Rich Uncles Real Estate Investment Trust I (the “Company”) declared distributions based on daily record dates for the period January 1, 2019 through March 31, 2019 at a rate of $0.00208333 per share per day on the outstanding shares of the Company’s common stock, which the Company will pay on April 25, 2019. The daily dividend rate of $0.00208333 per share of common stock per day reflects an annualized distribution of $0.75 per share, which is consistent with distributions paid during 2018.

Given the steady progress of the Company’s analysis of strategic alternatives, the Company is now beginning to receive indications of interest from bidders. Accordingly, as an industry best practice, the Board has determined that the Company’s Dividend Reinvestment Plan (the “DRIP”) shall be suspended and that all dividends for the first quarter of 2019 and thereafter shall be paid in cash. The suspension of the DRIP will remain in place until such time that a determination can be made by the Board pertaining to a final recommendation to present to stockholders as it relates to the strategic alternatives process currently underway.

Recent financial activity

The Company has requested and received a deferral of 2019 year-to-date asset management and property management fees due to BrixInvest, LLC, the Company’s advisor, in an amount equal to $302,471. These fees will be held as a payable on our balance sheet and paid upon completion of the bridge financing described below.

Additionally, the Company is presently seeking up to $3 million in bridge financing on four unencumbered assets to be utilized for working capital purposes. Until such time that the bridge financing is in place, the Company has elected to accept a short-term loan from the Company’s Chairman, Mr. Wirta, in the amount of $200,000.

Safe Harbor Statement

The amount of future distributions, and the declaration and payment thereof, the terms of any bridge financing, and whether or not to reinstate the DRIP will be determined by the Board based on the Company’s financial condition and such other factors as the Board deems relevant. The Company’s operating performance and the timing and amount of future distributions is subject to risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Financial Officer

Date: April 23, 2019